UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2024 (June 7, 2024)

SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35186	38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1731 Radiant Drive
Dania Beach,	Florida	33004
(Address of principal executive offices, including zip code)

(954) 447-7920
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 7, 2024, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Spirit Airlines, Inc. (the “Company”), the Company’s stockholders approved the Spirit Airlines, Inc. 2024 Incentive Award Plan (the “2024 Plan”), which was previously adopted by the Board of Directors of the Company subject to stockholder approval. The 2024 Plan became effective upon stockholder approval, and replaces and succeeds the Spirit Airlines, Inc. 2015 Incentive Award Plan (as amended and restated effective March 22, 2021) in its entirety. A description of the material terms of the 2024 Plan is included in “Proposal No. 5: Approval of the 2024 Incentive Award Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2024 (the “2024 Proxy Statement”), which description is incorporated by reference herein. The foregoing description of the 2024 Plan is qualified in its entirety by reference to the text of the 2024 Plan, which is set forth in Appendix A to the 2024 Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 7, 2024 via live webcast at www.virtualshareholdermeeting.com/SAVE2024. Of the 109,501,395 shares of voting common stock outstanding as of April 12, 2024, the record date, 64,402,323 shares, or approximately 58.81%, were present or represented by proxy at the Annual Meeting. Set forth below are the final voting results of the matters submitted for a vote of stockholders at the Annual Meeting, each of which is described in detail in the 2024 Proxy Statement.

Proposal 1 - Election of Directors
The following two (2) Class I directors were elected to serve for three-year terms until the 2027 Annual Meeting of Stockholders of the Company or until their respective successors are elected and qualified.

Name	Votes For	Against	Votes Withheld	Broker Non-Votes
Robert D. Johnson	17,965,298	—	2,766,192	43,670,833
Barclay G. Jones III	17,784,152	—	2,947,338	43,670,833

Proposal 2 - Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain	Broker Non-Votes
58,669,951	5,071,430	660,942	—

Proposal 3 - A non-binding advisory vote on the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis section of the 2024 Proxy Statement.

For	Against	Abstain	Broker Non-Votes
12,833,031	7,543,935	354,524	43,670,833

Proposal 4 – A non-binding advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

For 1 Year	For 2 Year	For 3 Year	Abstain	Broker Non-Votes
18,371,309	500,203	1,299,957	560,021	43,670,833

Proposal 5 – Approval of the Company’s 2024 Incentive Award Plan, as disclosed in the Company’s 2024 Proxy statement.

For	Against	Abstain	Broker Non-Votes
16,374,971	3,971,001	385,518	43,670,833

Item 7.01.    Regulation FD Disclosure.
The Company previously indicated it would host an Analyst Day in early August. Negotiations with its bondholders are progressing as expected. However, given the timing of several initiatives, management believes it will be beneficial to wait until later in the year to host an Analyst Day. The Company plans to provide the date for the Analyst Day within the coming months.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2024	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel